Exhibit 10.2

FIRST AMENDMENT TO “REAL ESTATE PURCHASE AGREEMENT

AND ESCROW INSTRUCTIONS”

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSRUCTIONS (this “First Amendment”) is entered into as of this 1st day of June, 2011 by and between HESPERIA – MAIN STREET, LLC, a California limited liability company (“Seller”) and TNP ACQUISITIONS, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase Agreement and Escrow Instructions dated April 29, 2011 (the “Agreement”) with respect to the real property and improvements located in Hesperia, California, commonly known as 14101, 14135, and 14177 Main Street, Hesperia, California 92345, and improved with an approximate 53,259 square foot retail shopping complex, altogether as more particularly described on Exhibit “A” to the Agreement (the “Property”);

WHEREAS, the Closing under the Agreement was scheduled to occur on June 20, 2011 (the “Closing Date”);

WHEREAS, the Due Diligence Period expired on May 20, 2011 without Buyer having delivered its Approval Notice under section 3.5 of the Agreement on or prior to such date. Accordingly, Buyer is deemed to have disapproved the Property (the “Deemed Disapproval”);

WHEREAS, Buyer and Seller are desirous of reinstating the Agreement and extending the Closing Date, however, Seller has requested that Buyer agree to approve certain aspects of the Property, and Buyer, for its part, has requested that the Due Diligence Period be extended with respect to certain other aspects of the Property, all as more particularly set forth herein;

WHEREAS, Buyer and Seller wish to proceed with this First Amendment, and in anticipation thereof, Buyer has caused the Additional Deposit to be deposited with escrow and which, together with the Initial Deposit, shall be subject to, and refundable pursuant to, all of the terms of the Agreement, as reinstated, extended, and otherwise modified hereby.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

1. Reinstatement of Agreement. Buyer and Seller hereby agree that the Deemed Disapproval is hereby withdrawn, and the Agreement is hereby reinstated and in full force and effect, subject only to the following changes:

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(a) The Due Diligence Period is extended to and including June 8, 2011 with respect to Buyer’s and Buyer’s Lender’s receipt, review, and approval (or disapproval/deemed disapproval) of the following third party reports only (collectively, the “3rd Party Reports”): Property Inspection; PML (seismic); and, Phase I Environmental. In the event the Buyer disapproves (or is deemed to have disapproved) the Property on or before June 8, 2011, and the Agreement is terminated, Buyer shall provide copies of the 3rd Party Reports to Seller, at no cost to Seller.

(b) Except for the matters which are or will be the subject of the 3rd Party Reports, Buyer hereby approves the Property.

(c) The Closing Date is extended to and including July 19, 2011.

2. Resolution of Buyer’s Title Objection Notice. In response to Buyer’s initial Title Objection Notice pursuant to Section 2.2 of the Agreement, referencing the “Preliminary Title Report and Commitment” issued by Lawyers Title (“Title Company”), dated as of April 27, 2011 (“PTR”), Seller agrees that it shall cause the following items, set forth in Schedule B of the PTR, to be removed at, and as a condition to, Closing:

(a) Item 3, except as to the Memorandum of Lease identified as Instrument No. 2007-0587056;

(b) Items 4, 5, and 6, and to each and every one of the Instruments described therein; and

(c) Item 10 (Notice of Pending Action).

(d) As to Item 12 of Schedule B of the PTR (“Declaration of Covenants Conditions and Restrictions” (“CCR’s)) Seller, as the “Declarant,” represents and warrants that: it is the sole party to the CCR’s and there are presently at the time of Closing shall be no defaults, unpaid assessments, or other liabilities or unsatisfied obligations of Seller under or with respect to such CCR’s.

Buyer accepts Seller’s response to its initial Title Objection Notice as set forth above, and agrees that the remainder of the items set forth in its initial Title Objection Notice shall be matters between Buyer and Title Company and not the responsibility of Seller.

3. Miscellaneous. The capitalized terms used, but not defined herein, shall have the same meanings herein as defined in the Agreement. Except as specifically modified by this First Amendment, the terms and conditions of the Agreement shall, as amended hereby, continue in full force and effect. This First Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. In order to expedite the execution and effectiveness of this First Amendment, signatures may be delivered and exchanged by email (pdf scan), or by facsimile.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

SELLER:	Hesperia – Main Street, LLC,
A California limited liability company,

	By:	/s/ Robert Herscu
	Name:	Robert Herscu, Manager

BUYER:	TNP ACQUISITIONS, LLC,
a Delaware limited liability company

	By:	Thompson National Properties, LLC,
a Delaware limited liability company
	Its:	Sole Member

	By:	/s/ Anthony W. Thompson
	Name:	Anthony W. Thompson
	Title:	CEO

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